Exhibit 10.2

CLENE INC.

AMENDED 2020 STOCK PLAN

1.    Purpose. The purpose of this Amended 2020 Stock Plan (the “Plan”) is to enable Clene Inc., a Delaware corporation (the “Company”), to attract and retain the services of (i) selected employees, officers, and directors of the Company or any parent or subsidiary of the Company, and (ii) selected nonemployee agents, consultants, advisers, and independent contractors of the Company or any parent or subsidiary of the Company. For purposes of this Plan, a person is considered to be employed by or in the service of the Company if the person is employed by or in the service of any entity (the “Employer”) that is either the Company or a parent or subsidiary of the Company.

2.    Shares Subject to the Plan. Subject to adjustment as provided below and in Section 8, the shares to be offered under the Plan shall consist of Common Stock of the Company (“Common Stock”), and the total number of shares of Common Stock that may be issued under the Plan shall be four million two hundred twenty thousand (4,220,000) shares, all of which may be issued pursuant to Incentive Stock Options or any other type of award under the Plan. If an option or other award granted under the Plan expires, terminates or is canceled, the unissued shares subject to that option or award shall again be available under the Plan. If shares awarded pursuant to the Plan are forfeited to or repurchased at original cost by the Company, the number of shares forfeited or repurchased at original cost shall again be available under the Plan.

3.    Effective Date and Duration of Plan.

3.1    Effective Date. The Plan was adopted by the board of directors of the Company (the “Board of Directors”) and became effective as of December 28, 2020 (the “Effective Date”). The Plan was approved by the Company’s stockholders on December 30, 2020. Options and stock awards pursuant to Section 7 (“Stock Awards”) may be granted at any time after the Effective Date and before termination of the Plan. An amendment to the Plan to increase the total number of shares of Common Stock that may be issued under the plan was adopted by the Board of Directors on March 27, 2023 and approved by the Company’s stockholders on May 9, 2023. A second amendment to the Plan to increase the total number of shares of Common Stock that may be issued under the plan was adopted by the Board of Directors on April 3, 2024 and approved by the Company’s stockholders on May 29, 2024. A third amendment to the Plan to increase the total number of shares of Common Stock that may be issued under the plan was adopted by the Board of Directors on May 21, 2025 and approved by the Company’s stockholders on May 22, 2025. A fourth amendment to the Plan to increase the total number of shares of Common Stock that may be issued under the plan was adopted by the Board of Directors on April 3, 2026 and approved by the Company’s stockholders on May 21, 2026.

3.2    Duration. The Plan shall continue in effect until the earlier of (i) the date that is 10 years after the Effective Date or (ii) such time as all shares available for issuance under the Plan have been issued and all restrictions on the shares have lapsed. The Board of Directors may suspend or terminate the Plan at any time except with respect to options Stock Awards then outstanding under the Plan. No options or Stock Awards may be granted under the Plan after termination of the Plan. Termination shall not affect any outstanding awards, any right of the Company to repurchase shares or the forfeitability of shares issued under the Plan.

4.    Administration.

4.1    Board of Directors. The Plan shall be administered by the Board of Directors, which shall determine and designate the individuals to whom awards shall be made (“Recipients”), the amount of the awards, and the other terms and conditions of the awards. Subject to the provisions of the Plan, the Board of Directors may adopt and amend rules and regulations relating to administration of the Plan, advance the lapse of any waiting period, accelerate any exercise date, waive or modify any restriction applicable to shares (except those restrictions imposed by law), and make all other determinations in the judgment of the Board of Directors necessary or desirable for the administration of the Plan. The interpretation and construction of the provisions of the Plan and related agreements by the Board of Directors shall be final and conclusive. The Board of Directors may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any related agreement in the manner and to the extent it deems expedient to carry the Plan into effect, and the Board of Directors shall be the sole and final judge of such expediency.

4.2    Committee. The Board of Directors may delegate to any committee of the Board of Directors (the “Committee”) any or all authority for administration of the Plan. If authority is delegated to the Committee, all references to the Board of Directors in the Plan shall mean and relate to the Committee, except (i) as otherwise provided by the Board of Directors, and (ii) that only the Board of Directors may amend or terminate the Plan as provided in Section 3 and Section 9.

5.    Types of Awards, Eligibility. The Board of Directors may, from time to time, take the following actions, separately or in combination, under the Plan: (i) grant incentive stock options (“Incentive Stock Options”), as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), as provided in Section 6.1 and Section 6.2; (ii) grant options other than Incentive Stock Options (“Non-Statutory Stock Options”) as provided in Section 6.1; and (iii) grant Stock Awards as provided in Section 7. Awards may be made to employees, including employees who are officers or directors, and to other individuals described in Section 1 selected by the Board of Directors; provided, however, that only employees of the Company or any parent or subsidiary of the Company (as defined in subsections 424(e) and 424(f) of the Code) are eligible to receive Incentive Stock Options under the Plan. The Board of Directors shall select the individuals to whom awards shall be made and shall specify the action taken with respect to each individual to whom an award is made.

6.    Option Grants.

6.1    General Rules Relating to Options.

6.1-1    Terms of Grant. The Board of Directors may grant options under the Plan. With respect to each option grant, the Board of Directors shall determine the number of shares subject to the option, the exercise price, the period of the option, the time or times at which the option may be exercised and whether the option is an Incentive Stock Option or a Non-Statutory Stock Option.

6.1-2    Exercise Price. The exercise price per share shall be determined by the Board of Directors at the time of grant. Except as provided in Section 6.2-2, the exercise price shall not be less than 100% of the fair market value of the Common Stock covered by the option at the date the option is granted. The fair market value shall be the closing price of the Common Stock on the last trading day before the date the option is granted, if the stock is publicly traded, or another value of the Common Stock as specified by the Board of Directors.

6.1-3    Exercise of Options. Except as provided in Section 6.1-6 or as determined by the Board of Directors, no option granted under the Plan may be exercised unless at the time of exercise the Recipient is employed by or in the service of the Company and shall have been so employed or provided such service continuously since the date the option was granted. Except as provided in Section 6.1-6 and Section 8, options granted under the Plan may be exercised from time to time over the period stated in each option in amounts and at times prescribed by the Board of Directors, provided that options may not be exercised for fractional shares.

6.1-4    Nontransferability. Each option granted under the Plan by its terms (i) shall be nonassignable and nontransferable by the Recipient, either voluntarily or by operation of law, except by will or by the laws of descent and distribution of the state or country of the Recipient’s domicile at the time of death, and (ii) during the Recipient’s lifetime, shall be exercisable only by the Recipient; provided, however, that the Board of Directors may permit a Non-Statutory Stock Option to be transferable by gift or domestic relations order to a Family Member of the Recipient. For purposes of the foregoing proviso, the term “Family Member” includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Recipient’s household (other than a tenant or employee), a trust in which these persons have more than 50% of the beneficial interest, a foundation in which these persons (or the Recipient) control the management of assets, and any other entity in which these persons (or the Recipient) own more than 50% of the voting interests.

6.1-5    Duration of Options. Subject to Section 6.1-3, Section 6.1-6, and Section 6.2-2, options granted under the Plan shall continue in effect for the period fixed by the Board of Directors, except that by its terms no option shall be exercisable after the expiration of 10 years from the date it is granted.

6.1-6    Termination of Employment or Service.

(a)    General Rule. Unless otherwise determined by the Board of Directors, if a Recipient’s employment or service with the Company terminates for any reason other than Total Disability (as provided in Section 6.1-6(b)), death (as provided in Section 6.1-6(c)), or Cause (as provided in Section 6.1-6(d)), such Recipient’s option may be exercised at any time before the expiration date of the option or the expiration of three months after the date of termination, whichever is the shorter period, but only if and to the extent the Recipient was entitled to exercise the option at the date of termination; provided, however, that the Board of Directors may not provide for a post-termination exercise period under this Section 6.1-6(a) that ends before the earlier of (i) the expiration of 30 days after the date of termination, or (ii) the expiration date of the option.

(b)    Termination Because of Total Disability. Unless otherwise determined by the Board of Directors, if a Recipient’s employment or service with the Company terminates because of Total Disability, such Recipient’s option may be exercised at any time before the expiration date of the option or before the date one year after the date of termination, whichever is the shorter period, but only if and to the extent the Recipient was entitled to exercise the option at the date of termination; provided, however, that the Board of Directors may not provide for a post-termination exercise period under this Section 6.1-6(b) that ends before the earlier of (i) the expiration of six months after the date of termination, or (ii) the expiration date of the option. The term “Total Disability” means a medically determinable mental or physical impairment that is expected to result in death or has lasted or is expected to last for a continuous period of one year or more and that causes the Recipient to be unable to perform the Recipient’s duties as an employee, director, officer or consultant of the Employer and to be unable to be engaged in any substantial gainful activity.

(c)    Termination Because of Death. Unless otherwise determined by the Board of Directors, if a Recipient dies while employed by or providing service to the Company, such Recipient’s option may be exercised at any time before the expiration date of the option or before the date one year after the date of death, whichever is the shorter period, but only if and to the extent the Recipient was entitled to exercise the option at the date of death and only by the person or persons to whom the Recipient’s rights under the option shall pass by the Recipient’s will or by the laws of descent and distribution of the state or country of the Recipient’s domicile at the time of death; provided, however, that the Board of Directors may not provide for a post-termination exercise period under this Section 6.1-6(c) that ends before the earlier of (i) the expiration of six months after the date of termination, or (ii) the expiration date of the option.

(d)    Termination for Cause. Unless otherwise determined by the Board of Directors, if the Company terminates a Recipient’s employment or service with the Company for Cause, such Recipient’s option shall immediately terminate and cease to be exercisable, whether or not any portion of it had previously become exercisable. Unless otherwise determined by the Board of Directors, the term “Cause” means Recipient’s (i) willful failure or refusal to perform Recipient’s duties, (ii) gross negligence or intentional misconduct in connection with the performance of Recipient’s duties, or (iii) commission of a crime involving dishonesty, breach of trust, or physical or emotional harm to any person.

(e)    Intentional Misconduct. Unless otherwise determined by the Board of Directors, an option shall immediately terminate and cease to be exercisable if the Recipient engages in any intentional misconduct in connection with the performance of Recipient’s duties including, but not limited to, unauthorized disclosure of any confidential or proprietary information of the Company or breach of any agreement with the Company. If the Board of Directors at any time determines that a Recipient engaged in intentional misconduct before exercising an option, the Company may elect to cancel the exercise of that option by returning to the Recipient any consideration paid on the exercise, and the Recipient shall then surrender to the Company for cancellation the stock certificate representing the shares acquired on that exercise.

(f)    Amendment of Exercise Period Applicable to Termination. The Board of Directors may at any time extend the three-month and one-year exercise periods any length of time not longer than the original expiration date of the option. The Board of Directors may at any time increase the portion of an option that is exercisable, subject to terms and conditions determined by the Board of Directors.

(g)    Failure to Exercise Option. To the extent that the option of any deceased Recipient or any Recipient whose employment or service terminates is not exercised within the applicable period, all further rights to purchase shares pursuant to the option shall cease and terminate.

(h)    Leave of Absence. Absence on leave approved by the Employer or on account of illness or disability shall not be deemed a termination or interruption of employment or service. Unless otherwise determined by the Board of Directors, vesting of options shall continue during a medical, family or military leave of absence, whether paid or unpaid, and vesting of options shall be suspended during any other unpaid leave of absence.

6.1-7    Purchase of Shares.

(a)    Notice of Exercise. Unless the Board of Directors determines otherwise, shares may be acquired pursuant to an option granted under the Plan only upon the Company’s receipt of notice from the Recipient of the Recipient’s binding commitment to purchase shares, specifying the number of shares the Recipient desires to purchase under the option and the date on which the Recipient agrees to complete the transaction, and, if required to comply with the Securities Act of 1933 (the “Securities Act”), containing a representation that it is the Recipient’s intention to acquire the shares for investment and not with a view to distribution. If the Common Stock is publicly traded, the notice of exercise may include an irrevocable direction to a Company designated brokerage firm (on a form prescribed by the Company) to sell some or all of the purchased shares and to deliver some or all of the sale proceeds to the Company in payment of the exercise price and any required tax withholding.

(b)    Payment. Unless the Board of Directors determines otherwise, on or before the date specified for completion of the purchase of shares pursuant to an option exercise, the Recipient must pay the Company the full purchase price of those shares in cash or by check or, with the consent of the Board of Directors, in whole or in part, in Common Stock valued at fair market value, restricted stock or other contingent awards denominated in either stock or cash, promissory notes, and other forms of consideration. The fair market value of Common Stock provided in payment of the purchase price shall be the closing price of the Common Stock on the last trading day before the date payment in Common Stock is made or, if earlier, committed to be made, if the Common Stock is publicly traded, or another value of the Common Stock as specified by the Board of Directors. No shares shall be issued until full payment for the shares has been made, including all amounts owed for tax withholding. With the consent of the Board of Directors, a Recipient may request the Company to apply automatically the shares to be received upon the exercise of a portion of a stock option (even though stock certificates have not yet been issued) to satisfy the purchase price for additional portions of the option.

(c)    Tax Withholding. Each Recipient who has exercised an option shall, immediately upon notification of the amount due, if any, pay to the Company in cash or by check amounts necessary to satisfy any applicable federal, state, and local tax withholding requirements. If additional withholding is or becomes required (as a result of exercise of an option or as a result of disposition of shares acquired pursuant to exercise of an option) beyond any amount deposited before delivery of the certificates, the Recipient shall pay such amount, in cash or by check, to the Company on demand. If the Recipient fails to pay the amount demanded, the Company or the Employer may withhold that amount from other amounts payable to the Recipient, including salary, subject to applicable law. With the consent of the Board of Directors, a Recipient may satisfy this obligation, in whole or in part, by instructing the Company to withhold from the shares to be issued upon exercise or by delivering to the Company other shares of Common Stock; provided, however, that the number of shares so withheld or delivered shall not exceed the amount necessary to pay tax withholding to each jurisdiction calculated at the maximum tax rate applicable to income earned in that jurisdiction.

(d)    Reduction of Reserved Shares. Upon the exercise of an option, the number of shares reserved for issuance under the Plan shall be reduced by the number of shares issued upon exercise of the option, less the number of shares, if any, surrendered in payment for the exercise price or withheld or delivered to satisfy withholding obligations.

6.1-8    Limitation on Grants to Non-Exempt Employees. Unless otherwise determined by the Board of Directors, if an employee of the Company or any parent or subsidiary of the Company is a non-exempt employee subject to the overtime compensation provisions of Section 7 of the Fair Labor Standards Act (the “FLSA”), any option granted to that employee shall not be exercisable until at least six months after the date it is granted; provided, however, that this six-month restriction on exercisability will cease to apply if the employee dies, becomes disabled or retires, there is a change in ownership of the Company, or in other circumstances permitted by regulation, all as prescribed in Section 7(e)(8)(B) of the FLSA.

6.2    Incentive Stock Options. Incentive Stock Options shall be subject to the following additional terms and conditions:

6.2-1    Limitation on Amount of Grants. If the aggregate fair market value of stock (determined as of the date the option is granted) for which Incentive Stock Options granted under this Plan (and any other stock incentive plan of the Company or its parent or subsidiary corporations, as defined in subsections 424(e) and 424(f) of the Code) are exercisable for the first time by an employee during any calendar year exceeds $100,000.00, the portion of the option or options not exceeding $100,000.00, to the extent of whole shares, will be treated as an Incentive Stock Option, and the remaining portion of the option or options will be treated as a Non-Statutory Stock Option. The preceding sentence will be applied by taking options into account in the order in which they were granted. If, under the $100,000.00 limitation, a portion of an option is treated as an Incentive Stock Option and the remaining portion of the option is treated as a Non-Statutory Stock Option, unless the Recipient designates otherwise at the time of exercise, the Recipient’s exercise of all or a portion of the option will be treated as the exercise of the Incentive Stock Option portion of the option to the full extent permitted under the $100,000.00 limitation. If a Recipient exercises an option that is treated as in part an Incentive Stock Option and in part a Non-Statutory Stock Option, the Company will designate the portion of the stock acquired pursuant to the exercise of the Incentive Stock Option portion as Incentive Stock Option stock by issuing a separate certificate for that portion of the stock and identifying the certificate as Incentive Stock Option stock in its stock records.

6.2-2    Limitations on Grants to 10% Stockholders. An Incentive Stock Option may be granted under the Plan to an employee possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary (as defined in subsections 424(e) and 424(f) of the Code) only if the exercise price is at least 110% of the fair market value, as described in Section 6.1-2, of the Common Stock subject to the option on the date it is granted and the option by its terms is not exercisable after the expiration of five years from the date it is granted.

6.2-3    Early Dispositions. If within two years after an Incentive Stock Option is granted or within one year after an Incentive Stock Option is exercised, the Recipient sells or otherwise disposes of Common Stock acquired on exercise of the Option, the Recipient shall within 30 days of the sale or disposition notify the Company in writing of (i) the date of the sale or disposition, (ii) the amount realized on the sale or disposition, and (iii) the nature of the disposition (e.g., sale, gift, etc.).

7.    Stock Awards, Including Restricted Stock and Restricted Stock Units.

7.1    General Terms. The Board of Directors may issue shares under the Plan as Stock Awards for any consideration determined by the Board of Directors, including promissory notes and services and including no consideration or such minimum consideration as may be required by law. Stock Awards shall be subject to the terms, conditions, and restrictions determined by the Board of Directors. The restrictions may include restrictions concerning transferability, repurchase by the Company, and forfeiture of the shares issued, together with any other restrictions determined by the Board of Directors. Stock Awards subject to restrictions may be either restricted stock awards under which shares are issued immediately upon grant subject to forfeiture if vesting conditions are not satisfied, or restricted stock unit awards under which shares are not issued until after vesting conditions are satisfied. All Stock Awards issued pursuant to this Section 7 shall be subject to a stock award agreement, which shall be executed by the Company and the Recipient of the Stock Award. The stock award agreement may contain any terms, conditions, restrictions, representations, and warranties required by the Board of Directors. The certificates representing the shares shall bear any legends required by the Board of Directors.

7.2    Duration of Restricted Stock Units. No shares shall be issuable under a restricted stock unit award or similar Stock Award after the expiration of 10 years from the date it is granted.

7.3    Nontransferability. All restricted stock unit awards granted under the Plan and any other rights to acquire shares under this Section 7 shall by their terms be nonassignable and nontransferable by the Recipient, either voluntarily or by operation of law, except by will or by the laws of descent and distribution of the state or country of the Recipient’s domicile at the time of death; provided, however, that the Board of Directors may permit any such award or right to be transferable by gift or domestic relations order to a Family Member of the Recipient, as such term is defined in Section 6.1-4.

7.4    Tax Withholding. The Company may require any Recipient of a Stock Award to pay to the Company in cash or by check upon demand amounts necessary to satisfy any applicable federal, state or local tax withholding requirements. If the Recipient fails to pay the amount demanded, the Company or the Employer may withhold that amount from other amounts payable to the Recipient, including salary, subject to applicable law. With the consent of the Board of Directors, a Recipient may satisfy this obligation, in whole or in part, by instructing the Company to withhold from any shares to be issued or by delivering to the Company other shares of Common Stock; provided, however, that the number of shares so withheld or delivered shall not exceed the amount necessary to pay tax withholding to each jurisdiction calculated at the maximum tax rate applicable to income earned in that jurisdiction.

7.5    Reduction in Reserved Shares. Upon the issuance of shares pursuant to a Stock Award, the number of shares reserved for issuance under the Plan shall be reduced by the number of shares issued, less the number of shares withheld or delivered to satisfy withholding obligations.

8.    Changes in Capital Structure.

8.1    Stock Splits, Stock Dividends, Etc. If the outstanding Common Stock is hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any stock split, reverse stock split, combination of shares, dividend payable in shares, recapitalization, reclassification or other distribution of Common Stock to stockholders generally without the receipt of consideration by the Company, appropriate adjustment shall be made by the Board of Directors in the number and kind of shares available for grants under the Plan and in all other share amounts set forth in the Plan. In addition, the Board of Directors shall make appropriate adjustment in (i) the number and kind of shares subject to outstanding awards, and (ii) the exercise price per share of outstanding options, so that the Recipient’s proportionate interest before and after the occurrence of the event is maintained. Notwithstanding the foregoing, the Board of Directors shall have no obligation to effect any adjustment that would or might result in the issuance of fractional shares, and any fractional shares resulting from any adjustment may be disregarded or provided for in any manner determined by the Board of Directors. Any such adjustments made by the Board of Directors shall be conclusive.

8.2    Mergers, Reorganizations, Etc. Unless otherwise determined by the Board of Directors, in the event of a merger, consolidation, plan of exchange, acquisition of property or stock, split-up, split-off, spin-off, reorganization or liquidation to which the Company is a party or any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company (each, a “Transaction”), the Board of Directors shall, in its sole discretion and to the extent possible under the structure of the Transaction, with respect to each outstanding option and Stock Award under the Plan, select one of the following alternatives:

8.2-1    The outstanding option or Stock Award shall remain in effect in accordance with its terms.

8.2-2    The outstanding option or Stock Award shall be converted into an option or Stock Award to acquire stock in one (1) or more of the corporations, including the Company, that are the surviving or acquiring corporations in the Transaction. The amount, type of securities subject thereto and exercise or purchase price of the converted option or Stock Award shall be determined by the Board of Directors, taking into account the relative values of the companies involved in the Transaction and the exchange rate, if any, used in determining shares of the surviving corporation(s) to be held by holders of shares of the Company following the Transaction. Unless otherwise determined by the Board of Directors, the converted option or Stock Award shall be vested only to the extent that the pre-conversion option or Stock Award was vested.

8.2-3    The Board of Directors shall provide a period of 30 days or less before the completion of the Transaction during which the outstanding option may be exercised to the extent then exercisable, and upon the expiration of that period, the unexercised portion of the option shall immediately terminate. The Board of Directors may, in its sole discretion, accelerate the exercisability of the option so that it is exercisable in full during that period. The Board of Directors also may, in its sole discretion, accelerate the vesting of any Stock Award or provide that an unvested Stock Award shall terminate upon completion of the Transaction.

8.2-4    The outstanding option or Stock Award shall be cancelled and converted into the right to receive payments with respect to each share subject to the option or Stock Award equal to the excess of the payments received by holders of Common Stock with respect to each share of Common Stock in the Transaction over the exercise or purchase price, if any. Payments with respect to the option or Stock Award shall be in the same form (e.g., cash, stock, other securities or property) as payments to holders of Common Stock and, once payments to holders of Common Stock per share exceed the exercise or purchase price, if any, shall be paid to the Recipient at the same time as payments to holders of Common Stock; provided, however, that to the extent that the option or Stock Award was subject to vesting based on the Recipient’s continuing service, payments to the Recipient may be subject to vesting in accordance with the same vesting schedule and payments may be delayed until vested; and provided further, that no such payments shall be made more than five years after completion of the Transaction. The value of payments in any form other than cash shall be the fair market value of such payments as determined by the Board of Directors. Payments to holders of Common Stock that are withheld for an escrow fund, holdback or similar arrangement shall not be deemed to have been paid to the holders until released and actually paid.

8.2-5    If this Section 8.2-5 is specifically cited in an agreement for an outstanding option or Stock Award, or in a written consent or the minutes of a meeting of the Board of Directors pursuant to which the option or Stock Award was granted, then such outstanding option or Stock Award may not be terminated in connection with a Transaction in any manner that has an adverse effect on the Recipient without the Recipient’s prior written consent, which such written consent must specifically reference this Section 8.2-5. Absent such written consent, the option or Stock Award will vest or become exercisable according to its express terms (including any acceleration of vesting or exercisability on or in connection with a Transaction), notwithstanding the Transaction’s effect on other options or Stock Awards granted under the Plan.

8.3    Dissolution of the Company. In the event of the dissolution of the Company, options and Stock Awards shall be treated in accordance with Section 8.2-3.

8.4    Rights Issued by Another Corporation. The Board of Directors may also grant options and Stock Awards under the Plan with terms, conditions, and provisions that vary from those specified in the Plan, provided that any such awards are granted in substitution for, or in connection with the assumption of, existing options and Stock Awards granted by another corporation and assumed or otherwise agreed to be provided for by the Company pursuant to or by reason of a Transaction.

9.    Amendment of the Plan. The Board of Directors may at any time modify or amend the Plan in any respect; provided, however, that any modification or amendment of the Plan shall be subject to stockholder approval to the extent required under applicable law or the rules of any stock exchange on which the Company’s shares may then be listed. Notwithstanding the foregoing, except as provided in Section 8, no change in an award already granted shall be made without the written consent of the holder of the award if the change would adversely affect the holder.

10.    Approvals. The Company’s obligations under the Plan are subject to the approval of state and federal authorities or agencies with jurisdiction in the matter. The Company will use its best efforts to take steps required by state or federal law or applicable regulations, including rules and regulations of the Securities and Exchange Commission and any stock exchange on which the Company’s shares may then be listed, in connection with the grants under the Plan. Notwithstanding the foregoing, the Company shall not be obligated to issue or deliver Common Stock under the Plan if such issuance or delivery would, in the judgment of the Board of Directors, violate state or federal securities laws.

11.    Employment and Service Rights. Nothing in the Plan or any award pursuant to the Plan shall (i) confer upon any employee any right to be continued in the employment of an Employer or interfere in any way with the Employer’s right to terminate the employee’s employment at will at any time, for any reason, with or without cause, or to decrease the employee’s compensation or benefits, or (ii) confer upon any person engaged by an Employer any right to be retained or employed by the Employer or to the continuation, extension, renewal or modification of any compensation, contract or arrangement with or by the Employer.

12.    Rights as a Stockholder. The Recipient of any award under the Plan shall have no rights as a stockholder with respect to any shares of Common Stock until the date the Recipient becomes the holder of record of those shares. Except as otherwise expressly provided in the Plan or as determined by the Board of Directors, no adjustment shall be made for dividends or other rights for which the record date occurs before the date the Recipient becomes the holder of record.

Amended Plan Adopted by the Board of Directors: April 3, 2026

Amended Plan Approved by Stockholders: May 21, 2026.